Exhibit 10.216

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (the “Amendment”), dated as of June 30, 2005, is made by and among SPOTLIGHT HEALTH, INC., (the “Borrower”), PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., (the “Guarantor”) and BANK OF AMERICA, N.A. (the “Bank”).

RECITALS:

A. The Borrower, the Guarantor and the Bank entered into that certain Loan Agreement, dated as of July 1, 2003, as amended as of July 1, 2004 (the “Loan Agreement”).

B. The Borrower, the Guarantor and the Bank have agreed to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1. The Loan Agreement is hereby amended as follows:

(a) The definition of “Guaranteed Obligations” in Section 1.01 of the Loan Agreement is amended by (i) deleting the semi-colon at the end of subsection (a) thereof and replacing it with a period, (ii) deleting the word “and” at the end of subsection (a) thereof, and (iii) deleting subsection (b) thereof.

(b) The definition of “Termination Date” in Section 1.01 of the Loan Agreement is amended in its entirety so that such definition now reads as follows:

“Termination Date” means September 30, 2006, or such later date as to which the Bank may agree in its sole discretion.

(c) The first sentence of Section 2.1 of the Loan Agreement is amended in its entirety so that such sentence now reads as follows:

During the Commitment Period, subject to the terms and conditions hereof, the Bank agrees to make revolving loans to the Borrower upon request in an aggregate principal amount of up to TWO MILLION DOLLARS ($2,000,000) at any time outstanding; provided, however, such amount shall be reduced by (a) $250,000 on September 30, 2005, (b) $250,000 on December 31, 2005, (c) $500,000 on March 31, 2006, (d) $500,000 on June 30, 2006 and (e) $500,000 on September 30, 2006 (hereinafter such $2,000,000 amount as reduced from time to time shall be referred to as the “Committed Amount”).

(d) Section 2.4 is amended by adding the following sentence thereto:

If at any time the outstanding principal balance of the Loans shall exceed the Committed Amount, the Borrower shall immediately repay the Loans in an amount which is sufficient to reduce such excess.

(e) Section 2 is further amended by adding the following Section 2.14 thereto:

2.14. Cash Management.

(a) On or before July 15, 2005, the Borrower shall (i) establish a lockbox under the control of the Bank (the “Lockbox”) to which all account debtors of the Borrower (the “Account Debtors”) shall forward payments on all accounts receivable of the Borrower (the “Accounts”), other than electronic transfers, which shall be forwarded to the Collections Account (as defined below), (ii) establish a deposit account maintained by the Borrower at the Bank to which all collections, deposits and other payments on or with respect to the Accounts of the Borrower shall be made pursuant to the terms hereof, to which only the Bank shall have access (the “Collections Account”) and (iii) notify all Account Debtors on all Accounts to forward payment on the Accounts to the Lockbox; provided, however, that the Bank shall have the right to directly contact the Account Debtors at any time to ensure that payments on such accounts are directed to the Lockbox. The Borrower shall execute and deliver to the Bank all documents, instruments, notices and agreements required by the Bank to establish the Lockbox and Collections Account and to notify the Account Debtors as contemplated herein (collectively, the “Lockbox Documents”). The Lockbox Documents shall be in form and content reasonably acceptable to the Bank and the Guarantor. The Borrower shall pay all of the Bank’s standard fees and charges in connection with the Lockbox and the Collections Account as such fees and charges may change from time to time. All payment items received by the Borrower on Accounts shall be held by the Borrower in trust for the Bank and not commingled with the Borrower’s funds and shall be deposited promptly by the Borrower to the Collections Account. All such items shall be the exclusive property of the Bank upon the earlier of the receipt thereof by the Bank or by the Borrower. The Borrower hereby grants to the Bank a security interest in and lien upon all items and balances held in the Lockbox and the Collections Account as collateral for all obligations of the Borrower to the Bank whether now or hereafter incurred including, without limitation, all obligations of the Borrower to the Bank hereunder and under the Note (the “Obligations”).

(b) The Borrower hereby irrevocably appoints the Bank (and any duly authorized Person designated by the Bank) as the Borrower’s attorney-in-fact to endorse the Borrower’s name on any checks, drafts, money orders or other media of payment to the Borrower which come into the Bank’s possession or control; this power being coupled with an interest is irrevocable so long as any of the Obligations remain outstanding. Such endorsement by the Bank under power of attorney shall, for all purposes, be deemed to have been made by the Borrower (prior to any subsequent endorsement by the Bank) in negotiation of the item.

(f) Section 3 is amended by adding the following Section 3.8 thereto:

3.8. Consent of Guarantor. Without the prior written consent of the Guarantor, (i) the Bank and the Borrower will not increase the Committed Amount, renew or extend the Loan, or amend or modify any Loan Document, (ii) the Bank will not release or substitute any collateral for the Loan, and (iii) except for the Committed Amount, the Borrower will not obtain any additional loans or credit from the Bank, and the Bank will not extend any additional loans or credit to the Borrower, which would constitute Guaranteed Obligations under this Agreement; provided, however, if the Guarantor fails to perform any of its obligations under Section 3 hereof, the consent of the Guarantor to the foregoing actions shall not be required.

(g) Section 6.6 is amended by (i) deleting the word “and” at the end of subsection (a) thereof, (ii) deleting the period at the end of subsection (b) thereof and replacing it with a semi-colon followed by the word “and” and (iii) adding the following subsection (c) thereto.

(c) obligations under that certain Reimbursement Agreement, dated as of June 30, 2005, by and between the Borrower and the Guarantor (the “Reimbursement Agreement”).

(h) Section 6.7 is amended by adding the following subsection (c) thereto:

(i) Liens in favor of the Bank and Liens in favor of the Guarantor to secure obligations of the Borrower to the Guarantor under the Reimbursement Agreement.

(j) Section 8.1 is amended by deleting the name “Fred Davenport” and the telephone number “(910) 772-6956” as the name and telephone number of the General Counsel of the Guarantor, and replacing such name and telephone number with the name “Judd Hartman” and the telephone number “(910) 772-6928”.

2. Except as hereby modified, all the terms and provisions of the Loan Agreement and exhibits thereto remain in full force and effect.

3. The Borrower and the Guarantor acknowledge and agree that there are no defenses, setoffs or counterclaims available to them with respect to the performance of their obligations under the Loan Agreement (including, without limitation, the Guarantor’s obligations under Section 3 of the Loan Agreement).

4. The Borrower and the Guarantor will execute such additional documents as are reasonably requested by the Bank to reflect the terms and conditions of this Amendment and will cause to be delivered such certificates, legal opinions and other documents as are reasonably required by the Bank. In addition, the Borrower and the Guarantor will pay all costs and expenses in connection with the preparation, execution and delivery of the documents executed in connection with this transaction, including, without limitation, the reasonable fees and out-of-pocket expenses of special counsel to the Bank as well as any and all filings and recording fees and stamp and other taxes with respect thereto and to save the Bank harmless from any and all such costs, expenses and liabilities.

5. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to product or account for more than one counterpart.

6. This Amendment and all other documents executed pursuant to the transactions contemplated herein shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of North Carolina. The Borrower and the Guarantor hereby submit to the jurisdiction and venue of the state and federal courts of North Carolina for the purposes of resolving disputes hereunder and thereunder or for purposes of collection.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their fully authorized officers as of the day and year first above written.

BORROWER:	SPOTLIGHT HEALTH, INC., a Delaware corporation

	By:	/s/ Tyler Spring for Spotlight Health
	Name:	Tyler Spring
	Title:	CFO

GUARANTOR:	PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation

	By:	/s/ Fred B. Davenport, Jr.
	Name:	Fred B. Davenport, Jr.
	Title:	President

BANK:	BANK OF AMERICA, N.A.,
a national banking association

	By:	/s/ J. Thomas Johnson, Jr.
	Name:	J. Thomas Johnson, Jr.
	Title:	Senior Vice President

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